charset=windows-1252"> UNITED STATES

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2005

OLD NATIONAL BANCORP
(Exact name of Registrant as specified in its charter)

________________________________
Indiana (State or other jurisdiction of incorporation)	001-15817 (Commission File Number)	35-1539838 (IRS Employer Identification No.)

One Main Street
Evansville, Indiana 47705
(Address of Principal Executive Offices, including Zip Code)

(812) 464-1294
(Registrant's Telephone Number, Including Area Code)
________________________________

Item 8.01 Other Events.

On April 22, 2005, Old National Bancorp (the "Company") issued a press release ("Press Release") announcing that the Company had called for the redemption of all its 9.500% Junior Subordinated Debentures due 2030 (the "Debentures"). As a result of the redemption of the Debentures, the trustee for ONB Capital Trust I, will cause all of the 9.500% Trust Preferred Securities (TruPS(R)) due 2030 issued by ONB Capital Trust I to be redeemed on May 23, 2005. The aggregate principal amount of the TruPS outstanding is $50,000,000.

A copy of the Press Release is filed herewith as Exhibit 99.1 and its contents are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits. The following exhibit is furnished herewith:

99.1 Press Release issued by Old National Bancorp on April 22, 2005.

* * * * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Old National Bancorp
(Registrant)

Date: April 22, 2005

By: /s/ Christopher A. Wolking
Christopher A. Wolking
Executive Vice President and Chief Financial Officer